UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2013, September 30, October 2, and October 3, 2013, Cryoport, Inc. (the “Registrant”) entered into definitive agreements for the conversion of certain outstanding unsecured convertible promissory notes (“Notes”) held by certain institutional and accredited investors (the “Investors”) pursuant to the offer letter from the Registrant and Letters of Tender and Exchange submitted by the Investors (the “Exchange Documents”).

Pursuant to the Exchange Documents, the Investors converted an aggregate of $4,127,202 of outstanding principal and interest under the Notes into 20,636,011 units (the “Units”) at a price of $0.20 per Unit, with each Unit consisting of (i) one share of common stock of the Registrant (“Common Stock”) and (ii) one warrant to purchase one share of Common Stock at an exercise price of $0.37 per share. The warrants are exercisable beginning on March 31, 2014 and have a term of five years from date of issuance. The aggregate amount converted includes $101,945 and $202,740 of outstanding principal and interest under Notes respectively held by Richard G. Rathmann, a director, and GBR Investments, LLC, in which Mr. Rathmann is the manager.

Emergent Financial Group, Inc. served as the Registrant’s placement agent in connection with the original placement of the unsecured convertible promissory notes and earned a commission of 9% of the original principal balance of such notes, or $338,382 at the time of the original issuance of such notes and was issued a warrant to purchase 1,911,259 shares of Common Stock at an exercise price of $0.20 per share upon the conversion of such notes. Emergent Financial Group, Inc. did not receive any compensation with respect to the Notes issued to Richard G. Rathmann or GBR Investments, LLC or the conversion of such Notes.

The foregoing summary of the terms and conditions of the Exchange Documents and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents which will be filed as exhibits with the Registrant’s Form 10-Q filing for the fiscal quarter ended September 30, 2013.

In addition, two directors, Stephen Wasserman and Richard G. Rathmann, elected to convert $20,000 and $24,556, respectively, of outstanding board of director fees owed to them by the Registrant into 100,000 and 122,778 Units, respectively, at the same exchange rate and on the same terms as provided to the Investors.

Item 3.02 Recent Sale of Unregistered Securities.

The sale and issuance of the Units, the Common Stock, and the warrants was completed in accordance with the exemption provided by Rule 505 and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 3, 2013	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer